UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2016, Provectus Biopharmaceuticals, Inc. (the “Company”) received notice from NYSE MKT LLC (the “NYSE MKT”) stating that the staff of NYSE Regulation, Inc. (“NYSE Regulation”) has determined to suspend trading immediately and commence proceedings to delist both the Company’s common stock and class of warrants with an exercise price of $0.85 per share expiring June 19, 2020 (the “Listed Warrants”) from the NYSE MKT. The decision was reached by the NYSE MKT under Section 1003(f)(v) of the NYSE MKT Company Guide, due to the “abnormally low” trading price of the shares of the Company’s common stock.

The letter from NYSE Regulation further indicates that the Company has a right to a review of this determination by a NYSE MKT Listing Qualifications Panel. The NYSE MKT will apply to the Securities and Exchange Commission to delist the Company’s common stock and Listed Warrants upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision.

The Company intends to appeal the NYSE Regulation staff’s decision to commence delisting proceedings. Prior to receipt of the letter from NYSE MKT, the Company began taking steps to maintain compliance with the listing standards of the NYSE MKT. Specifically, the Company’s Board of Directors (the “Board”) unanimously approved and recommended that the Company’s stockholders approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio of between 1-for-10 and 1-for-50, such ratio to be determined by the Board in its discretion (the “Reverse Stock Split”). The Company filed a preliminary proxy statement with the Commission on October 5, 2016 with respect to a special meeting of the Company’s stockholders scheduled to be held on November 14, 2016, to consider, among other items, the Reverse Stock Split. Consummation of the Reverse Stock Split may increase the price of the Company’s shares of common stock and, as a result, may enable the Company to maintain a higher closing price of its common stock, although there can be no assurance that the Company’s stockholders will approve the Reverse Stock Split. There can be no guarantee as to the outcome of the Company’s appeal of the NYSE Regulation staff’s decision to commence delisting proceedings, and the Company’s common stock may be delisted from the NYSE MKT.

In the meantime, the Company’s common stock and Listed Warrants will trade on the OTCQB under the trading symbol “PVCT.” The Company can provide no assurance that its common stock and Listed Warrants will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock and Listed Warrants on this market, whether the trading volume of the Company’s common stock and Listed Warrants will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock and Listed Warrants may be blocked on the over the counter markets in the future.

Item 7.01.	Regulation FD Disclosure.

On October 14, 2016, the Company issued a press release announcing the NYSE MKT’s suspension of trading and commencement of delisting procedures, as described in Item 3.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Interim Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 14, 2016